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                              PRUDENTIAL VALUE FUND

                           Certificate of Amendment of
                              Declaration of Trust

     The undersigned, being the duly elected Secretary of PRUDENTIAL VALUE FUND, a trust with transferable shares under Massachusetts law (the "Trust"), established under a Declaration of Trust dated September 18, 1986, as amended and restated by an Amended and Restated Declaration of Trust dated August 16, 1994 (as so amended and restated, the "Declaration"), DO HEREBY CERTIFY, that the Trustees of the Trust, acting pursuant to Section 9.3 of the Declaration, by vote duly adopted at a meeting of the Trustees, duly called and held, at which a quorum was present and acting, have amended Section 1.1 and Section 1.2(q) of the Declaration effective as of July 7, 2003 to read as follows:

          "Section 1.1 Name. The name of the Trust created hereby is Jennison Value Fund."

          "Section 1.2 Definitions. Whenever they are used herein, the following terms have the following respective meaning:

          (q) "Trust" means the Jennison Value Fund."

     IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the Trust, this 16th day of June, 2003.


                                             /s/ Maria Master
                                             -----------------------------------
                                             Maria Master
                                             Secretary


[Trust Seal]

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STATE OF NEW JERSEY)
                     )  ss.:
COUNTY OF ESSEX)

     Then personally came before me the above Maria Master, Secretary, who acknowledged the foregoing instrument to her free act and deed, this 16th day of June, 2003.


                                             /s/ Floyd F. Hoelscher
                                             -----------------------------------
                                             Notary Public


                                             My Commission Expires:  10/27/07

[Notary Seal]